Exhibit 3.1

DEAN HELLER	Entity #
Secretary of State	E0164102005-8
Document Number
20050093886 - 71
206 North Carson Street	Date Filed:
Carson City, Nevada 89701-4299	3/30/2005 4:09:27
(775) 684-5708	In the office of
Website: secretaryofstate.biz	/s/ Dean Heller
Dean Heller
Secretary of State

Articles of Incorporation (PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Corporation	LEXINGTON MEDIA, INC.

2.	Resident Agent	CSC SERVICES OF NEVADA, INC.
	Name and Street Address:	Name
	(must be a Nevada address where process may be served)	502 E JOHN ST. Street Address	Carson City City	NEVADA State		89706 Zip Code
		Optional Mailing Address	City	State		Zip Code

3.	Shares: (number of shares) corporation authorized to	Number of shares	20,000,000 PREFERRED			Number of Shares
	issue	with par value:	100,000,000 Common	Par value:	0.0001	without par value:	None

4.	Name & Addresses: of Board of Directors/Trustees: (attach additional page there is more than 3 directors/trustees)	1.	Tannisah Kruse Name
			3780 Broadway	Vancouver, B.C.	CN	V6R 2C1
			Street Address	City	State	Zip Code

2.
Name

			Street Address	City	State	Zip Code

5.	Purpose: (optional - see instructions)		The purpose of this Corporation shall be:

6.	Names, Address and Signature of Incorporator. (attach additional page there is more than 1 incorporator)		CSC SERVICES OF NEVADA, INC.		/s/ C. Wood
			Name		Signature
			502 E. JOHN STREET	Carson City	NV	89706
			Street Address	City	State	Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:		/s/ C. Wood			3/29/05
			Authorized Signature of R. A. or On Behalf of R. A. Company			Date

This form, must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form 78 ARTICLES.2003
Revised on: 09/29/03